Exhibit 99.1

UBIQUITI INC. REPORTS FOURTH QUARTER FISCAL 2021 FINANCIAL RESULTS
~ Revenues of $477.9 million ~
GAAP and Non-GAAP Earnings Per Share $2.46 and $2.47

New York, NY - August 27, 2021 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced financial results for the fourth quarter and full year fiscal 2021, ended June 30, 2021.
Fourth Quarter Fiscal 2021 Summary
•Revenues of $477.9 million, increasing 51.5% year-over-year
•GAAP diluted EPS of $2.46, increasing 69.7% year-over-year
•Non-GAAP diluted EPS of $2.47, increasing 69.2% year-over-year
•Repurchased 234,052 shares of common stock at an average price of $286.75 per share
Full Fiscal 2021 Financial Summary
•Revenues of $1.9 billion, increasing 47.8% year-over-year
•GAAP diluted EPS of $9.78 increasing 68.6% year-over-year
•Non-GAAP diluted EPS of $9.77, increasing 65.3% year-over-year
•Repurchased 1,145,188 shares of common stock at an average of $191.90 per share
Additional Financial Highlights
•The Company repurchased and retired 93,152 shares of common stock between July 1, 2021 and August 26, 2021 at an average price of $299.66 for an aggregate amount of $27.9 million. As of August 26, 2021, the Company had $290.2 million available for share repurchases under the 2020 May Program, as disclosed in the Form 8-K filed on May 8, 2020.
•The Company’s Board of Directors (the “Board”) declared a $0.60 per share cash dividend payable on September 15, 2021 to shareholders of record at the close of business on September 7, 2021.
•The Company intends to pay regular quarterly cash dividends of at least $0.60 per share during each quarter of fiscal year 2022, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company’s financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.

Financial Highlights ($, in millions, except per share data) (unaudited)

Income statement highlights	F4Q21	F3Q21	F4Q20
Revenues	477.9	467.2	315.5
Service Provider Technology	163.5	152.4	121.9
Enterprise Technology	314.4	314.9	193.6
Gross profit	230.7	222.7	152.1
Gross Profit (%)	48.3%	47.7%	48.2%
Total Operating Expenses	47.9	43.7	34.0
Income from Operations	182.8	179.0	118.1
GAAP Net Income	154.3	146.1	92.6
GAAP EPS (diluted)	2.46	2.32	1.45
Non-GAAP Net Income	154.9	144.8	93.2
Non-GAAP EPS (diluted)	2.47	2.30	1.46

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2021	2020	2021 (1)	2020 (1)
Service Provider Technology	$163,464	$121,942	$623,163	$442,023
Enterprise Technology	314,424	193,580	1,274,931	842,477
Total revenues	$477,888	$315,522	$1,898,094	$1,284,500

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2021	2020	2021 (1)	2020 (1)
North America	$212,197	$160,067	$836,032	$571,901
Europe, the Middle East and Africa	197,781	111,248	785,288	517,132
Asia Pacific	39,072	23,369	154,536	112,121
South America	28,838	20,838	122,238	83,346
Total revenues	$477,888	$315,522	$1,898,094	$1,284,500
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2021 and 2020, respectively.

Income Statement Items
Revenues
Revenues for the fourth quarter fiscal 2021 were $477.9 million, representing an increase from the comparable prior year period of 51.5% and an increase from the prior quarter of 2.3%. On a full year basis, revenues for fiscal 2021 were $1.9 billion, representing a 47.8% increase as compared to full year fiscal 2020.
Gross Margins
Fourth quarter fiscal 2021 gross profit was $230.7 million. GAAP gross margin of 48.3% increased 0.1% versus the comparable prior-year period of 48.2% and increased 0.6% versus the prior quarter of 47.7%. On a full year basis, fiscal 2021 GAAP gross profit was $912.3 million. Fiscal 2021 GAAP gross margin of 48.1% increased 0.8% versus the comparable prior year period GAAP gross margin of 47.3%.
The increase in GAAP gross margin for the fourth quarter fiscal 2021 as compared to the comparable prior year period was primarily driven by favorable changes in product mix and lower tariffs on United States imports, offset in part by higher shipping costs and higher indirect costs.
The increase in GAAP gross margin for the fourth quarter fiscal 2021 as compared to the prior quarter was primarily driven by favorable changes in product mix, offset in part by higher indirect costs and shipping costs.
The increase in GAAP gross margin for full fiscal 2021 versus full fiscal 2020 was primarily driven by favorable changes in product mix, offset in part by higher shipping costs.
Research and Development
During the fourth quarter fiscal 2021, research and development (“R&D”) expenses were $31.0 million. This reflects an increase as compared to the R&D expenses of $23.4 million in the comparable prior year period and R&D expenses of $30.5 million in the prior quarter. On a full year basis, fiscal 2021 R&D expenses were $116.2 million, reflecting an increase versus fiscal 2020 R&D expense of $89.4 million.
The increase in R&D expense for the fourth quarter fiscal 2021 as compared to the comparable prior year period was primarily driven by higher employee-related expenses, professional and service-related fees, depreciation and amortization expense.

The increase in R&D expense for the fourth quarter fiscal 2021 as compared to the prior quarter was primarily driven by higher professional and service-related fees, offset in part by lower non-recurring engineering ("NRE") expense.
The increase in R&D expense for fiscal 2021 versus fiscal 2020 was primarily driven by higher employee-related expenses, NRE expense, professional and service-related fees, rent expense, depreciation and amortization expense.
Sales, General and Administrative
The Company’s sales, general and administrative (“SG&A”) expenses for the fourth quarter fiscal 2021 were $17.0 million. This reflects an increase of $6.5 million as compared to the SG&A expenses of $10.5 million in the comparable prior year period and an increase of $3.7 million as compared to the SG&A expenses of $13.3 million in the prior quarter. On a full year basis, fiscal 2021 SG&A expense was $53.5 million, reflecting an increase of $12.9 million as compared to the SG&A expense of $40.6 million for fiscal 2020.
The increase in SG&A costs as compared to the comparable prior year period was primarily driven by higher professional and service fees and marketing costs.

The increase in SG&A costs as compared to the prior quarter is primarily driven by higher professional and services fees and the absence of a business e-mail compromise ("BEC") recovery received in the third quarter of fiscal 2021.

The increase in fiscal 2021 SG&A expenses as compared to fiscal 2020 was primarily driven by increased professional and service fees and depreciation expense, offset in part by lower payroll related costs, a legal settlement received in the second quarter fiscal 2021 and a BEC recovery received in the third quarter fiscal 2021.

Other Expenses
The decrease in other expense reflects the absence of a $5.0 million impairment charge recorded in the second quarter fiscal 2020 related to an unrealized loss on a cost-based investment.

Net Income and Earnings Per Share
During the fourth quarter fiscal 2021, GAAP net income was $154.3 million and non-GAAP net income was $154.9 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 66.6% and 66.2%, respectively, primarily driven by an increase in revenue and higher gross margin.
During the fourth quarter fiscal 2021 GAAP earnings per diluted share was $2.46 and non-GAAP earnings per diluted share was $2.47. This reflects a 69.7% increase in GAAP earnings per share and a 69.2% increase in non-GAAP diluted earnings per share from the comparable prior-year period. Both GAAP and non-GAAP earnings per share benefited from higher net income and a reduction in GAAP and non-GAAP diluted shares outstanding.

Global Component Supply

During the three months ended June 30, 2021, we continued to experience a disruption in our supply chain as a result of the COVID-19 pandemic and the global availability of components. The current environment has impacted our suppliers' ability to manufacture or provide key components and services and as a result we have incurred, and we continue to incur, additional costs to procure components and to expedite deliveries of components and services and resulted in our inability to fulfill customer orders. Our future results are dependent on our ability to procure components and services and the effects of the global component supply shortage and the COVID-19 pandemic may not be fully reflected in the Company's financial results until future periods.
About Ubiquiti Inc.
Ubiquiti Inc. is focused on democratizing network technology on a global scale — aggregate shipments of over 126 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.

Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19, global component supply and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2021, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, http://ir.ui.com.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2021	2020	2021 (1)	2020 (1)
Revenues	$477,888	$315,522	$1,898,094	$1,284,500
Cost of revenues	247,140	163,462	985,818	676,328
Gross profit	$230,748	$152,060	$912,276	$608,172
Operating expenses:
Research and development	30,963	23,440	116,171	89,405
Sales, general and administrative	16,957	10,516	53,513	40,569
Total operating expenses	47,920	33,956	169,684	129,974
Income from operations	182,828	118,104	742,592	478,198
Interest expense and other, net	(2,518)	(4,646)	(14,938)	(28,002)
Income before income taxes	180,310	113,458	727,654	450,196
Provision for income taxes	25,978	20,840	111,070	69,899
Net income	$154,332	$92,618	$616,584	$380,297
Net income per share of common stock:
Basic	$2.46	$1.45	$9.79	$5.81
Diluted	$2.46	$1.45	$9.78	$5.80
Weighted average shares used in computing net income per share of common stock:
Basic	62,711	63,689	62,991	65,427
Diluted	62,761	63,756	63,052	65,514
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2021 and 2020, respectively.

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Years Ended June 30,
	June 30, 2021	March 31, 2021	June 30, 2020	2021	2020
Net Income	$154,332	$146,075	$92,618	$616,584	$380,297
Stock-based compensation:
Cost of revenues	22	23	27	102	121
Research and development	554	538	515	2,114	2,022
Sales, general and administrative	188	214	202	813	745
Business e-mail compromise ("BEC") fraud recovery	—	(1,876)	—	(1,876)	—
Litigation settlement	—	—	—	(1,625)	—
Impairment of cost-based investment	—	—	—	—	5,000
Tax effect of Non-GAAP adjustments	(181)	(183)	(176)	(332)	(679)
Non-GAAP net income	$154,915	$144,791	$93,186	$615,780	$387,506
Non-GAAP diluted EPS	$2.47	$2.30	$1.46	$9.77	$5.91

Shares outstanding (Diluted)	62,761	62,865	63,756	63,052	65,514
Weighted-average shares used in Non-GAAP diluted EPS	62,761	62,865	63,756	63,052	65,514
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, BEC fraud recovery, Litigation settlement, impairment of cost-based investment and the tax effects of these non-GAAP adjustments.
Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:
• Stock-based compensation expense
• Business e-mail compromise ("BEC") fraud recovery
• Litigation settlement
• Impairment of cost-based investment
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740
These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.
For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

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